99A.3

                                                                      EXHIBIT A3


                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 2002 CONSOLIDATED FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 28, 2003.







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